FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA JAN 24 1996 1523-96	Articles of Incorporation (PURSUANT TO NRS 78) STATE OF NEVADA Secretary of State	Filing Fee: Receipt = C3543 DM

(For filing office use)		(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1. NAME OF INCORPORATION: Gemini Marketing, Inc.

2. RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: Nevada First Bancorp.
Street Address:	1800 East Sahara Avenue, Suite 104		Las Vegas	8910
	Street No.	Street Name	City	Zip

3. SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 25,000 Par value: $1.00 Number of shares without par value: 0

4. GOVERNING BOARD: shall be styled as (check one): X Directors ___ Trustees

The FIRST BOARD OF DIRECTORS shall consist of one members and the names and addresses are as follows (attach additional pages if necessary):

Chad Holtz
1800 E Sahara Ave, Ste 104
Las Vegas NV 891

5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

6. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 0 .

7. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be notarized.) (Attach additional pages if there are more than two incorporators.)

Wayne Andre
1800 E Sahara Ave, Ste. 104
Las Vegas, NV 89104
/s/ Wayne Andre

State of Nevada County of Clark

This instrument was acknowledged before me on
January 24, 1996, by Wayne Andre
as incorporator
of Gemini Marketing Inc.
(name of party on behalf of whom instrument was executed)

/s/ Chad Holtz
Notary Public Signature
(affix notary stamp or seal)

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Nevada First Bancorp. hereby accept appointment as Resident Agent for the above named corporation
/s/ Chad Holtz
Date: January 23, 1996